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                                                                EXHIBIT (10)(aa)

                 FOURTH AMENDMENT TO ASSET MANAGEMENT AGREEMENT

         This Fourth Amendment to Asset Management Agreement, dated as of September 15, 2000 (this "Fourth Amendment"), is entered into by and between Radiant Partners, LLC, a New York limited liability company (the "Manager"), and First Union Real Estate Equity and Mortgage Investments (the "Company").

                                    RECITALS

         1. The Manager and the Company executed an Asset Management Agreement, dated as of March 27, 2000;

         2. The Manager and the Company executed a first amendment (the "First Amendment") to the Asset Management Agreement, dated as of May 31, 2000, a second amendment (the "Second Amendment") to the Asset Management Agreement, dated as of June 16, 2000 and a third amendment (the "Third Amendment") to the Asset Management Agreement, dated as of August 17, 2000 (as amended, the "Agreement");

         3. The parties hereto have determined to enter into this Fourth Amendment for purposes of further amending the Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for other consideration the adequacy of which is hereby acknowledged, the parties hereby agree as follows:

         A. The following provisions are added as clause 1.2(b) of Article I of the Agreement:


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                  "(b) Manager shall cooperate with the Trust in connection with and use its reasonable best efforts to (i) prepare and file and clear with the Securities and Exchange Commission the proxy statement and any amendments or supplements thereto required to obtain the approval of the shareholders of the Trust to the sale contemplated by the Contracts of Sale between the Trust, Radiant Investors LLC, and the other parties signatory thereto and the Trust and Radiant Investors LLC dated September 15, 2000 and September 15, 2000 (the "Contracts of Sale") and any amendments to the organizational or governing documents of the Trust necessary to consummate the sales contemplated by the Contracts of Sale as promptly as practicable and, in any event, before the date that would allow sufficient time to declare a record date, mail proxy statements, solicit proxies and conduct a meeting of the Trust's shareholders in accordance with all applicable laws, rules and regulations and the Trust's organizational and governing documents by no later than the applicable Shareholder Approval Deadline (as defined in the Contracts of Sale), and (ii) duly call, give notice of, convene and hold such meeting on or before the applicable Shareholder Approval Deadline (as defined in the Contracts of Sale)."

         B. Unless otherwise provided herein, capitalized terms herein shall have the meanings ascribed to them in the Agreement.

         C. Except as otherwise provided in this Fourth Amendment to the contrary, the terms and conditions of the Agreement as amended by this Fourth Amendment shall remain in full force and effect.

         D. In any case in which the terms of this Fourth Amendment are inconsistent with the terms of the Agreement, the terms of this Fourth Amendment shall govern.


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         IN WITNESS WHEREOF, the undersigned have executed this Fourth Amendment as of the date first above written.


                                 FIRST UNION REAL ESTATE EQUITY
                                 and MORTGAGE INVESTMENTS



                                 By: /s/ William A. Ackman
                                     ------------------------------------
                                     William A. Ackman, Chairman


                                 RADIANT PARTNERS, LLC



                                 By: /s/ Daniel P. Friedman
                                     ------------------------------------
                                     Daniel P. Friedman, Managing Member



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